UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4989 E. La Palma Avenue, Anaheim, California 92807
(Address of Principal Executive Offices) (Zip Code)

(800) 615-0869
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Senior Secured Promissory Note Agreement

On May 7, 2009, the Registrant arranged for a senior secured promissory note financing with Gemini Master Fund, Ltd. (the “Holder”) in the amount of $100,000 (the “Gemini Note”).  Under the terms of the Gemini Note, the principal and interest are due upon the earlier of August 18, 2009, or at least $1,500,000 net being received by the Registrant in any debt, equity or other financing.  The Gemini Note bears interest at a rate of 12% per annum and may be prepaid in whole or in part, at any time, with written notice to the Holder.  At any time and at the option of the Holder, the Gemini Note may be converted in whole or in part, into shares of the Registrant’s common stock at a conversion rate of $0.65 per share.  The conversion feature is subject to standard anti-dilution adjustments.  The Gemini Note agreement is attached to this Current Report as Exhibit 10.39.

The Gemini Note is secured by the Pledge Agreement dated November 18, 2009, entered into by the Chief Operating Officer (the “COO”) of the Company whereby the COO granted a security interest in 5,600,000 shares of the Company’s common stock personally held by the COO.  In addition, such shares are being held as collateral for the Gemini Note.

Second Extension Agreement

On May 7, 2009, the Registrant arranged for a second extension agreement (the “Second Extension”) for the $625,000 senior secured promissory note (the “Original Note”) with Gemini Master Fund, Ltd. (the “Holder” or “Gemini”) dated November 18, 2009.  The Original Note was extended (the “First Extension”) by an extension agreement dated January 30, 2009.  Under the Second Extension, the maturity date of the Original Note is extended from May 18, 2009, until August 18, 2009.  As consideration for the Second Extension the Holder shall receive 50,000 shares of the Registrant’s common stock.  At any time and at the option of the Holder, the Original Note may be converted in whole or in part, into shares of the Registrant’s common stock at a conversion rate of $0.65 per share.  All other terms of the Original Note agreement remain the same and in effect.  The Second Extension agreement is attached to this Current Report as Exhibit 10.40.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02  Unregistered Shares of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The Gemini Note referred to in Item 1.01 above and the 50,000 shares of the Registrant’s common stock to be issued to Gemini under the Second Extension are being issued in a private transaction exempt from registration in reliance on Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act.  In connection with the Gemini Note and the Second Extension, Gemini has represented to the Company that it is an “accredited investor” as defined in Regulation D and that the securities to be received by Gemini under the Second Extension arrangement are being acquired for investment purposes and without a view to resale or distribution in violation of the Securities Act.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
10.39 10.40	Senior Secured Promissory Note Agreement Extension Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: May 13, 2009	By:	/s/ David Morse
David Morse
Chief Executive Officer

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